                                                                  Exhibit(d)(26)
[ING LOGO]

                               August 21, 2003


Mary Ann Fernandez
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3602

Dear Ms. Fernandez:

      Pursuant to Section 1 of the Sub-Adviser Agreement dated May 9, 2001, as amended, between ING Investments, LLC (successor by merger to ING Pilgrim Investments, LLC) and Aeltus Investment Management, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Principal Protection Fund VIII and ING Principal Protection Fund IX, two newly established series of ING Equity Trust (formerly Pilgrim Equity Trust), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "ING Principal Protection Fund VIII" and "ING Principal Protection Fund IX" to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fees indicated for each series, is attached hereto.

      Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to ING Principal Protection Fund VIII and ING Principal Protection Fund IX by signing below.

                                          Very sincerely,


                                          Michael J. Roland
                                          Executive Vice President
                                          ING Investments, LLC


ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.


By
   ------------------------------
      Mary Ann Fernandez
      Senior Vice President


7337 E. Doubletree Ranch Rd.      Tel: 480-477-3000         ING Investments, LLC
Scottsdale, AZ 85258-2034         Fax: 480-477-2700
                                  www.ingfunds.com

                                                                         (d)(26)

                   FIRST AMENDMENT TO AMENDED AND RESTATED
                                 SCHEDULE A

                             WITH RESPECT TO THE

                            SUB-ADVISER AGREEMENT

                                   BETWEEN

                            ING INVESTMENTS, LLC
                    AN ARIZONA LIMITED LIABILITY COMPANY
            (SUCCESSOR BY MERGER TO ING PILGRIM INVESTMENTS, LLC)

                                     AND

                     AELTUS INVESTMENT MANAGEMENT, INC.

SERIES*                     ANNUAL SUB-ADVISER FEE
-------                     ----------------------
ING Principal Protection   Offering Phase   0.125%
Fund                       Guarantee Period  0.40%
                           Index Plus
                           LargeCap Period   0.30%

ING Principal Protection   Offering Phase   0.125%
Fund II                    Guarantee Period  0.40%
                           Index Plus
                           LargeCap Period   0.30%

ING Principal Protection   Offering Phase   0.125%
Fund III                   Guarantee Period  0.40%
                           Index Plus
                           LargeCap Period   0.30%

ING Principal Protection   Offering Phase   0.125%
Fund IV                    Guarantee Period  0.40%
                           Index Plus
                           LargeCap Period   0.30%

ING Principal Protection   Offering Phase   0.125%
Fund V                     Guarantee Period  0.40%
                           Index Plus
                           LargeCap Period   0.30%

ING Principal Protection   Offering Phase   0.125%
Fund VI                    Guarantee Period  0.40%
                           Index Plus
                           LargeCap Period   0.30%

*This Schedule A to the Sub-Advisory Agreement will be effective with respect to the Series upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Series.

                                                                         (d)(26)

SERIES*                     ANNUAL SUB-ADVISER FEE
-------                     ----------------------
ING Principal Protection   Offering Phase  0.1125%
Fund VII                   Guarantee Period  0.36%
                           Index Plus
                           LargeCap Period   0.27%

ING Principal Protection   Offering Phase 0.1125%
Fund VIII                  Guarantee Period:
                           -----------------
                           -     Equity Component 0.36%
                           -     Fixed Component 0.2475%
                           -     ETF & Futures Strategy in lieu of Equity
                                 Strategy 0.2475%
                           Index Plus
                           LargeCap Period   0.27%

ING Principal Protection   Offering Phase  0.1125%
Fund IX                    Guarantee Period  0.36%
                           Index Plus
                           LargeCap Period   0.27%

*This Schedule A to the Sub-Advisory Agreement will be effective with respect to the Series upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Series.